Exhibit 15.2
November 8, 2005
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 8, 2005 on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three and nine month periods ended September 30, 2005 and 2004 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its Registration Statements on Form S-3 (File No. 333-122904) and on Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 and 333-109879).
Sincerely,
/s/ PricewaterhouseCoopers LLP